AEP Industries Inc. Reports Fiscal 2010 Results

SOUTH HACKENSACK, N.J., Jan. 14, 2011 /PRNewswire/ -- AEP Industries Inc. (Nasdaq: AEPI, the "Company" or "AEP") today reported financial results for its fiscal year ended October 31, 2010.

Net sales for fiscal 2010 increased $55.8 million, or 7.5%, to $800.6 million from $744.8 million for fiscal 2009. The increase was the result of a 5% increase in average selling prices attributable to the passing through to customers higher resin costs during the comparable periods, positively affecting net sales by $38.8 million, combined with a 1% increase in sales volume positively affecting net sales by $9.7 million.  The effect of foreign exchange on net sales during fiscal 2010 was a positive impact of $7.3 million relating to the Company's Canadian operations.

Gross profit for fiscal 2010 decreased $50.3 million, or 31.4%, to $110.1 million from $160.4 million for fiscal 2009.  The Company experienced a $10.5 million increase in its LIFO reserve during fiscal 2010 versus a $20.1 million decrease in the LIFO reserve during fiscal 2009 for an aggregate increase of $30.6 million year-over-year.  Excluding the effects of the LIFO reserve increase, gross profit decreased $19.7 million primarily due to a decline in material margin resulting from competition and the result of a lag in selling price increases during the period, and $1.0 million of consulting costs associated with the implementation of the Company's new operating system.  The effect of foreign exchange on gross profit during fiscal 2010 was a positive impact of $1.2 million relating to the Company's Canadian operations.

Operating expenses for fiscal 2010 decreased $5.6 million, or 5.6%, from the prior fiscal year to $94.5 million.  The decrease in operating expenses is primarily due to cost cutting initiatives implemented during fiscal 2009 combined with decreased accruals related to employee cash performance incentives and a decrease in share-based compensation costs associated with the Company's stock options and performance units, partially offset by increased volumes sold in the current period and consulting costs associated with the implementation of the Company's new operating system.  Fiscal 2010 also included $0.9 million unfavorable effect of foreign exchange increasing total operating expenses relating to the Company's Canadian operations.

"We are pleased with our fourth quarter results, and though we were able to pass through a portion of the fourth quarter increased resin costs to our customers and benefit from higher sales volume, fiscal 2010 was still a challenging year for us.  The industry saw extremely volatile resin pricing actions taken by the resin suppliers.  This pricing volatility during the first three quarters of fiscal 2010, combined with a weak economy driven by a hyper-competitive marketplace, pressured our margins over the year," said Brendan Barba, Chairman and Chief Executive Officer of the Company. "Nevertheless, this year we successfully implemented major advances in operating efficiencies and controls that will benefit us and our shareholders for many years to come."

Interest expense for fiscal 2010 decreased $0.5 million as compared to the prior fiscal year, primarily due to a reduction in average debt outstanding.

Net loss for fiscal 2010 was $0.6 million, or $(0.08) per diluted share. Net income for fiscal 2009 was $31.5 million, or $4.61 per diluted share.

Adjusted EBITDA (defined below) was $48.3 million in fiscal 2010 as compared to $63.3 million in fiscal 2009.

Reconciliation of Non-GAAP Measures to GAAP

The Company defines Adjusted EBITDA as income (loss) before discontinued operations, interest expense, income taxes, depreciation and amortization, changes in LIFO reserve, other non-operating income (expense) and non-cash share-based compensation expense (income). The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare its core operating results, including its return on capital and operating efficiencies, from period to period by removing the impact of its capital structure (interest expense from its outstanding debt), asset base (depreciation and amortization), tax consequences, changes in LIFO reserve (a non-cash charge/benefit to its consolidated statements of operations), other non-operating items and non-cash share-based compensation. Furthermore, management uses Adjusted EBITDA for business planning purposes and to evaluate and price potential acquisitions. In addition to its use by management, the Company also believes Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of the Company and other companies in the plastic films industry.  Other companies may calculate Adjusted EBITDA differently, and therefore the Company's Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP.  Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company's business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of the Company's operating performance.

The following is a reconciliation of the Company's net (loss) income, the most directly comparable GAAP financial measure, to Adjusted EBITDA:

	October Year to Date	October Year to Date
	Fiscal 2010	Fiscal 2009
	(in thousands)	(in thousands)

Net (loss) income	$ (566)	$ 31,528
(Loss) income from discontinued operations	(43)	1,099
(Loss) income from continuing operations	(523)	30,429
Provision for taxes	1,492	18,994
Interest expense	15,206	15,749
Depreciation and amortization expense	20,895	19,058
Increase (decrease) in LIFO reserve	10,486	(20,149)
Gain on extinguishment of debt, net	-	(5,285)
Other non-operating (income) expense	(455)	500
Non-cash share-based compensation	1,202	4,036

Adjusted EBITDA	$ 48,303	$ 63,332

The Company invites all interested parties to listen to its fiscal 2010 conference call live over the Internet at www.aepinc.com on January 18, 2011, at 10:00 a.m. ET or by dialing 888-802-8577 for domestic participants or 404-665-9928 for international participants and referencing passcode 33449376.  An archived version of the call will be made available on the Company's website after the call is concluded and will remain available for one year.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the consumer, industrial and agricultural markets.  The Company has manufacturing operations in the United States and Canada.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with resin and product pricing, volume, resin availability, our new operating system, our liquidity and market conditions generally, including the continuing impacts of the U.S. recession and the global credit and financial crisis. Those and other risks are described in the Company's annual report on Form 10-K for the year ended October 31, 2010, filed with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information becomes available in the future.

AEP INDUSTRIES INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED OCTOBER 31, 2010 AND 2009 (in thousands, except per share data)
	2010	2009
NET SALES	$800,570	$744,819
COST OF SALES	690,496	584,383
Gross profit	110,074	160,436
OPERATING EXPENSES:
Delivery	38,359	37,690
Selling	35,622	38,675
General and administrative	20,510	23,691
Total operating expenses	94,491	100,056
OTHER OPERATING INCOME (EXPENSE):
Gain on sales of property, plant and equipment, net	137	7
Operating income	15,720	60,387
OTHER INCOME (EXPENSE):
Interest expense	(15,206)	(15,749)
Gain on extinguishment of debt, net	—	5,285
Other, net	455	(500)
Income from continuing operations before provision for income taxes	969	49,423
PROVISION FOR INCOME TAXES	(1,492)	(18,994)
(Loss) income from continuing operations	(523)	30,429
DISCONTINUED OPERATIONS:
(Loss) income from discontinued operations	(43)	85
Benefit for income taxes	—	1,014
(Loss) income from discontinued operations	(43)	1,099
Net (loss) income	$(566)	$31,528
BASIC (LOSS) EARNINGS PER COMMON SHARE:
(Loss) income from continuing operations	$(0.08)	$4.48
(Loss) income from discontinued operations	$(0.01)	$0.16
Net (loss) income per common share	$(0.08)	$4.65
DILUTED (LOSS) EARNINGS PER COMMON SHARE:
(Loss) income from continuing operations	$(0.08)	$4.45
(Loss) income from discontinued operations	$(0.01)	$0.16
Net (loss) income per common share	$(0.08)	$4.61

Contact: Paul M. Feeney
Executive Vice President, Finance and Chief Financial Officer
AEP Industries Inc.
(201) 807-2330
feeneyp@aepinc.com

CONTACT:  Paul M. Feeney, Executive Vice President, Finance and Chief Financial Officer, AEP Industries Inc., +1-201-807-2330, feeneyp@aepinc.com